UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 12, 2010

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-16614 (Commission File No.)	91-1261311 (IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California (Address of principal executive offices)	94080 (Zip Code)

(650) 583-3774
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement.

In connection with its recently announced restructuring plan to conserve resources, Poniard Pharmaceuticals, Inc. (the “Company”), on February 12, 2010, entered into a sublease agreement with Veracyte, Inc. (“Veracyte”), pursuant to which Veracyte will sublease (i) effective March 1, 2010, approximately 11,000 square feet of the Company’s 17,045 square feet of office space (the “Premises”) located at 7000 Shoreline Court, South San Francisco, California (such 11,000 square feet being referred to as the “Phase I Subleased Space”), and (ii) on September 1, 2010, the entire 17,045 square feet of the Premises (such 17,045 square feet being referred to as the “Phase II Subleased Space”).  Effective immediately upon the signing, upon presentment of evidence of insurance, Veracyte will have the right of early access to the Phase I Subleased Space, without payment of rent, to begin construction of improvements.  The Company currently is evaluating its facility space requirements and plans to explore alternative sites in the San Francisco area for its executive offices over the coming months.

The sublease will expire on July 10, 2011 (the “Expiration Date”).  Base rent payable to the Company on the Phase I Subleased Space is $17,600 per month.  After delivery of the Phase II Subleased Space, base rent will be $28,124.25 per month until the Expiration Date.  Additional rent is payable monthly to the Company, based on Veracyte’s share of operating expenses attributable to the Premises under the terms of the Lease Agreement dated as of July10, 2006, as amended (the “Master Lease”), between the Company and ARE-San Francisco No. 17 LLC (the “Landlord “), except to the extent that such expenses are attributable solely to acts or omissions of the Company.  Except as set forth in the Consent to Sublease dated as of February 10, 2010, among the Landlord, the Company and Veracyte (the “Consent”), the sublease does not modify or limit the terms and conditions of the Master Lease between the Company and the Landlord, or waive any rights or remedies of the Landlord with respect to the Company under the Master Lease.  As part of the Consent, the Landlord expressly releases the Company from, among other things, obligations under the Master Lease (except with respect to Hazardous Materials, as defined in the Master Lease) (i) to remove alterations or installations to, or otherwise repair or restore, the Premises upon expiration or termination of the Master Lease and (ii) to repair or restore the Premises following a casualty during the term of the Master Lease.

A copy of the sublease agreement, including the Master Lease attached thereto as Exhibit A, is being filed as Exhibit 10.1 to this Report and is incorporated herein by reference.  A copy of the Consent is being filed as Exhibit 10.3 to this Report and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1	Sublease Agreement dated as of February 10, 2010, between Poniard Pharmaceuticals, Inc. and Veracyte, Inc.

Exhibit 10.2	Lease Agreement dated as of July10, 2006, between the Company and ARE-San Francisco No. 17 LLC (attached as Exhibit A to the Sublease Agreement and incorporated herein by reference)

Exhibit 10.3	Consent to Sublease dated as of February 10, 2010, by ARE-San Francisco No. 17, LLC, Poniard Pharmaceuticals, Inc. and Veracyte, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: February 17, 2010	By:	/s/ Gregory L. Weaver
Name: Gregory L. Weaver
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Sublease Agreement dated as of February 10, 2010, between Poniard Pharmaceuticals, Inc. and Veracyte, Inc.

Exhibit 10.2	Lease Agreement dated as of July10, 2006, between the Company and ARE-San Francisco No. 17 LLC (attached as Exhibit A to the Sublease Agreement and incorporated herein by reference)

Exhibit 10.3	Consent to Sublease dated as of February 10, 2010, by ARE-San Francisco No. 17, LLC, Poniard Pharmaceuticals, Inc. and Veracyte, Inc.